                                 Exhibit (c)(4)

                              UNIFAB INTERNATIONAL

                                 ASSET VALUATION

                                BY: THE WFA GROUP
              5625 Northwest Central, Suite 100D Houston, TX 77092

Febuary 19, 2002

Bank One
201 St. Charles, LA3-5261
New Orleans, Louisiana 70170

                Attn: Mr. Richard Broussard, First Vice President

                                    APPRAISAL

As requested, an appraisal of certain assets of UNIFAB INTERNATIONAL has been conducted by WFA/COLLATERAL REVIEW SERVICES, INC. This appraisal sets forth our findings and conclusions which are based upon an investigation of conditions affecting value and are subject to the Appraisal Overview; Purpose, Function and Scope; Conditions and Definitions contained in the following report.

The values stated in this report are reflective of the appraiser's opinion as of the date of inspection (or date of this report if no inspection) and the appraiser makes no assumptions or predictions as to effect of future events on these values.

This information is confidential and should be disclosed only to persons with a need to know as determined by the original purchaser.

WFA is under no obligation to provide additional information and/or clarification of report contents to anyone other than the addressee.

Thank you for the opportunity to be of service to you. Please contact us for any explanation or further review.

Respectfully submitted,

/s/ Grady A. Joiner

Grady A. Joiner
Executive Vice President

/jaj

Enclosure

                                  THE WFA GROUP

                                    FOREWORD

Founded in 1984, THE WFA GROUP (WFA) offers varied financial services for commercial lenders and their borrowers. WFA provides accounts receivable, notes/contracts receivable and inventory field exams, inventory valuations, machinery & equipment appraisals and business valuations, in addition to bank presentations and seminars. We also offer a management consulting division which services small business in numerous consulting areas.

Our COLLATERAL EXAM DIVISION provides exam services for pre-loan survey on new credits, loan portfolio maintenance on operating credits and in the asset review area on special credits. It also provides on-going monitoring of bank lines of credit secured by this collateral through our Red FlagsM Analysis & Collateral TrackersM Programs. These programs keep a lender better informed of their collateral status on borrowing base credits. This division assists banks and non-bank lenders in their secured lending function by validating the trade assets used as collateral, prove up the integrity of the borrowing base and protect lenders against loan losses.

Our APPRAISAL/VALUATION DIVISION provides machinery and equipment appraisals and also values product inventories. Appraisals follow guidelines established by the Uniform Standards of Professional Appraisal Practices (USPAP) and American Society of Appraisers (ASA). BUSINESS VALUATIONS cover a wide range of business types and provide a Fair Market Analysis of tangible and intangible assets for stock sale, asset sale or financing of a business for continued operation.

Our FINANCIAL SERVICES DIVISION provides Internal Operational AssessmentssM for banks and financial services for borrowers that need professional management assistance in the areas of financing, accounting, management and operations.

WFA's combined staff experience evolves from numerous years in the areas of collateral management, asset-based lending, commercial banking, accounting, project management and consulting. Professional memberships include the American Management Association, American Society of Appraisers, National Association of Credit Management, Association of Certified Fraud Examiners, State & National Banking Associations. In addition, WFA has spoken to numerous banking groups, regulators and has published books and articles for national banking audiences, including those written for secured lending magazines, journals and newspapers.

Our client base represents the entire financial services industry, domestic and foreign banks, including non-bank entities and the FDIC. WFA examines, appraises and values over $900 million in collateral annually.

                                    APPRAISAL

                                 FULL INSPECTION

                      (See Purpose and Scope of Appraisal)

                                February 19, 2002

                              UNIFAB INTERNATIONAL

                              New Iberia, Louisiana

                              MACHINERY & EQUIPMENT

                            ORDERLY LIQUIDATION VALUE
                          FORCED SALE LIQUIDATION VALUE

                INSPECTION EFFECTIVE: 0 1/15/02 -FULL INSPECTION

                                 APPLICATION BY

                                 Grady A. Joiner

                                      INDEX

RECAPITULATION - Orderly Liquidation Value..................................................    1
RECAPITULATION - Forced Sale Liquidation Value..............................................    2

EXHIBITS & FIXED ASSET LISTINGS ............................................................    ME 1-27

CERTIFICATE OF APPRAISER ...................................................................    3

APPRAISAL OVERVIEW .........................................................................    4

PURPOSE AND SCOPE OF APPRAISAL .............................................................    5

CONDITIONS OF APPRAISAL ....................................................................    6

TERMS & DEFINITIONS ........................................................................    7-10

CONDITION CODES ............................................................................    11

QUALIFICATIONS .............................................................................    12-13

        Grady A. Joiner

PHOTOGRAPHS ................................................................................    14

                                 RECAPITULATION

                              UNIFAB INTERNATIONAL

                              New IBERIA, LOUISIANA

                                FEBRUARY 19, 2002

                            ORDERLY LIQUIDATION VALUE

                                TOTAL FOR REPORT

                               *** $12,468,385 ***

               (TWELVE MILLION, FOUR HUNDRED SIXTY-EIGHT THOUSAND,
                       THREE HUNDRED EIGHTY-FIVE DOLLARS)

WFA/Collateral Review Services, Inc.                                     VL - 1

                                 RECAPITULATION

                              UNIFAB INTERNATIONAL

                              NEW IBERIA, LOUISIANA

                                FEBRUARY 19, 2002

                          FORCED SALE LIQUIDATION VALUE

                                TOTAL FOR REPORT

                               *** $9,400,830 ***

                      (NINE MILLION, FOUR HUNDRED THOUSAND,
                          EIGHT HUNDRED THIRTY DOLLARS)

WFA/Collateral Review Services, Inc.                                       VL-2

                        EXHIBITS AND FIXED ASSET LISTINGS

LOC.        QTY ITEM                    DESCRIPTION                COND     OLV         FSLV
----        --------                    -----------                ----     ---         ----
NI          1 CRANE            1980, Grove Mod. RT58C, S# 46422      F   $   26,000  $   15,500

NI         1 TRACTOR        John Deere Mod. 650, w/ 36" bush hog,    F               $    2,900
                                            S# Unk                       $    4,900

NI      1 CRAWLER DOZER       1994, Komatsu Mod. D37P-5, rops, 4     G   $   27,000  $   19,000
                                          way blade,
                                   w/Allied winch, S# 3228

                               1976, Manitowoc Mod. 4100W Vicon
                                  crawler crane, 100' boom,
NI          1 CRANE           40' jib, Martin Decker TOTCO, high     G   $  895,000  $  790,000
                                 gantry, and etc., S# 413053,
                                   complete rebuilt in 1998

NI     1 LOT/SPEADER BARS           11 various heavy duty            G   $   13,200  $    7,900
                                    spreader/lifting bars

NI       1 MANIPULATOR        Ransome Mod. 12x3012'vertical, 30'     G   $   27,700  $   16,000
                                    horizontal, S# 628199

                               Gaffey 30 ton double beam gantry
NI          1 CRANE            crane,electric pendent control,       G   $   27,000  $   18,500
                             75' beam, mounted on tracks, S# Unk

                              Includes the following: l-Ransome
NI      1 LOT/PIPE ROLLS            10000 lb. power roll,            F   $   46,000  $   27,600
                                 1 1-idler rolls, S#'s Unk.,

NI          1 CRANE           1998, Manitowoc Mod. 2250, crawler     G   $1,485,000  $1,350,000
                            crane, 180' boom, 40' jib, S# 2251023

                            Shop made torch/manipulator, on steel
NI       1 MANIPULATOR                   platform and                F   $    5,100  $    3,060
                                       70' of rail track

                              To include the following : 1-Pipe
                                roller system w/ 32-24" steel
NI    1 PIPE ROLLER SYSTEM    rollers, l- hydraulic winch, 175'      G   $   25,500  $   15,300
                                double I-beams, 2-pipe roller
                              movers, mounted on 40' rail track,
                                        all shop made

                                                                                     ME-1
                           Includes the following: 1-Weld Wire
NI     1 LOT PIPE ROLLS          10000 lb. power roller,           G     $17,000  $10,200
                                         3-idlers

NI          1 TANK           10000 gallon diesel storage tank      G     $ 4,500  $ 2,700

NI    1 LOT SAND HOPPERS    To include the following: 1-8 ton      G     $ 5,950  $ 3,570
                              stationary, 1-8 ton portable,
                               2-10 ton stationary, 1-40 ton
                               stationary, Mod. Unk 1-40 ton
                               overhead hopper gravity feed

NI     1 AIR COMPRESSOR     Sullair Mod. 25-100L, 100 psi, S#      G     $ 6,500  $ 3,900
                                 30986BGG, w/volume tank

NI    4 AIR COMPRESSORS    Joy Mod WIN 112, S#'s Unk, all need     S     $ 1,200  $   720
                                       major repair

NI        1 TRAILER          14'x60' portable modular office       G     $ 6,500  $ 3,900
                           trailer, central heat & air and etc.

NI        2 TRAILERS       28'x60' double wide portable modular    G     $27,000  $16,200
                              office trailer, central heat &
                                       air and etc.

NI         1 TRUCK        International tractor w/ 40' flat bed    P     $ 2,000  $ 1,200
                                         trailer,
                               used as yard equipment only

NI        1 TRAILER           Mfg. unknown, 10', dual axle,        F     $   500  $   400
                               gooseneck, no serial number

NI      1 MANIPULATOR        Panjiris Mod. 1000 Manip, track       G     $25,500  $19,000
                              mounted, w/ dual Lincoln NA-4
                              wire feeds, Lincoln Ideal Arc
                             DC-1000, S# U1970501099, Lincoln
                                  AC-1200, S# U19502119

NI      2 BRIDGE CRANE        Kranco 15 ton A frame overhead       G     $47,000  $22,000
                                     cranes, 75' beam
                                    mounted on tracks

NI         1 CRANE               Grove Mod. RT58C, S#Unk           P     $15,000  $ 7,000

                                                                                     ME-2

NI                 1 AIR              Palatek Mod. 20DK, w/off shore frame, S#
                 COMPRESSOR                            95L007                         G     $ 12,600    $  7,560

NI         1 LOT MISC. EQUIPMENT      To include the following: 6-30'portable
                                     light stands, 20-4' portable light stands,
                                            35-portable junction boxes,
                                                pipe racks and etc.,                  G     $ 21,000    $ 12,590

NI                1 WELDER                  Miller Dimension 450, S# Unk              G     $  1,780    $  1,070

NI                5 WELDER                     Miller CP-302, S# Unk                  G     $  7,200    $  4,320

NI               42 WELDER                    Miller SRH 444, S#'s Unk                G     $ 22,680    $ 13,610

NI                1 WELDER                     Lincoln DC-400, S# Unk                 G     $  1,350    $    810

NI               14 WELDER                    Miller 250 TS, S#'s Unk                 G     $ 16,635    $  9,980

NI                2 WELDER                  Miller Dimension 452, S# Unk              G     $  2,705    $  1,625

NI                5 WELDER                   Miller CP-252 TS, S#'s Unk               G     $  6,060    $  3,635

NI                1 WELDER                     Miller CP-300, S# Unk                  G     $  1,350    $    870

NI                4 WELDER                     Miller SRH 333, S# Unk                 G     $  1,680    $  1,010

NI                2 WELDER                    Lincoln DC-600, S#'s Unk                G     $  3,920    $  2,350

NI                3 WELDER                 Airco 400 Bumble Bee, S#'s Unk             G     $  2,760    $  1,650

NI                2 WELDER                 Miller Goldstar 452, S#'s Unk              G     $  2,590    $  1,555

                                                                                                            ME-3

NI                1 WELDER                   Thermal Arc Pak 40, S# Unk               G     $  2,920    $  1,750

NI                2 WELDER                 Miller Deltaweld 452, S#'s Unk             G     $  2,705    $  1,625

NI                1 WELDER                    Profax P-300SG, S#'s Unk                G     $  1,100    $    660

NI            1 PIPE THREADER            Ridgid Mod. 535, w/ tools and                G     $  2,000    $  1,200

                                                       dies

NI                1 CRANE               1971, Manitowoc 4100 Vicon, 150' boom,
                                            30' jib, crawler crane,S# 41054           G     $295,000    $225,000

NI                1 CRANE            1983, Manitowoc 3900 Vicon, 140' boom, 30'
                                           jib, crawler crane, S# 391285              G     $345,000    $285,000

NI             1 BRIDGE CRANE         Gaffey 10 ton double beam, 55', electric
                                            pendent control, w/shaw box               G     $ 16,200    $  9,720

NI             1 BRIDGE CRANE         Landel 5 ton double beam, 55', electric
                                            pendent control, w/shaw box               G     $  8,640    $  5,785

NI             1 BRIDGE CRANE         Robbins & Myers 10 ton double beam, 55',
                                              electric pendent control                G     $ 16,200    $  9,720

NI             1 BRIDGE CRANE         Landel 10 ton double beam, 55', electric
                                                      pendent                         G     $ 11,800    $  7,130

NI         1 LOT MISC. EQUIPMENT     Includes the following: shop made pipe
                                     loading rack approx. 100' long w/rails and
                                     20-24' rollers electric drive, 1-shop made
                                      pipe cutter, 1-drill press, 1-ridid 535
                                      pipe threader, 1-Carolina CBT-5-1200 50
                                    tons H-frame press, 1-anvil, 3-work tables,
                                    3-panjiris positioners (small), 2-shop made
                                      positioners, 1-lot of 1000 lb. Idlers no
                                     make a model visible, 1-2 ton jib w/wright
                                                   elevator hoist                     G     $ 58,400    $ 35,040

                                                                                                            ME-4

NI               1 THREADER           Landis, Mod. Unk, Max. 6" pipe threader         G     $  4,400    $  2,640

NI                1 WELDER            Shop made track welder wlLincoln                G     $  7,820    $  4,695

                                    DC-600,single head Lincoln LN9N wire
                                        feed, mounted on track rails

NI              1 POSITIONER         Aronson Mod. SHD100A, 120000 lb., S# 80419       G     $ 75,000    $ 48,000

NI              1 POSITIONER              Panjiris Mod. BETA, S# 81-2050-2            G     $ 11,600    $  6,960

NI         1 PIPE CUTTING SYSTEM     Vernon Tool Company dual head pipe cutting
                                     torch line, computer operated, w/ 60' pipe
                                        conveyor outside, 40' pipe conveyor
                                     inside, 20' catch conveyor, Hypertherm Max
                                                        200                           G     $132,000    $ 95,000

NI            1 AIR COMPRESSOR       Emglo Mod. 452TV, 10 hp, w/ air dryer,
                                          horizontal tank, S# V9C811 PTZT             G     $  2,400    $  1,440

NI                3 JACKS             Panjiris Hydraulic V jacks, w/ interpack
                                                   pump, S#'s Unk                     G     $  8,925    $  5,355

NI             2 BRIDGE CRANE         Landel 5 ton double beam, 60', electric
                                                  pendent control                     G     $ 17,280    $ 10,365

NI         1 LOT MISC. EQUIPMENT        To include the following: 1-Miller SRH
                                         444 wl SA 22 wire feed, 1-Jet drill
                                      press, l-Jet dual wheel pedestal grinder,
                                                     l-Wilson 100
                                     ton H-Frame press, l-Alkota steam cleaner
                                                     Mod. 3102A                       F     $ 10,120    $  6,070

NI               1 TRACTOR                     Ford Mod. 6600, S# Unk                 F     $  4,370    $  2,620

                                      IngerSoll Rand Mod. P-750-W-CU, 750 cfm
NI            1 AIR COMPRESSOR                       compressor                       F     $  8,000    $  4,800

NI             4 ICE MACHINES           Manitowac Mod. S-970 & C-970, S# Unk          G     $  4,800    $  2,880

NI                1 WELDER                     Miller CP-250TS, S#Unk                 G     $  1,190    $    710

                                                                                                            ME-5

NI                4 WELDER           1-Deltaweld 452, 1-CP-302, 1 - Miller 250,
                                    and 1 Miller Mod. # Unk (in need of repair)       P     $ 1,405     $    850

NI             2 TURNING ROLLS          Weld Wire, Mod. Unk, 10000 lb. Power
                                                   turning rolls                      G     $ 15,000    $  9,000

NI             2 BRIDGE CRANE         Landel 20 ton double beam, 75', w/ Yale
                                                       hoist                          G     $ 54,000    $ 32,400

NI             2 BRIDGE CRANE         Landel 5 ton single beam, 75', electric
                                                  pendent control                     G     $ 18,360    $ 11,015

NI                1 JIB CRANE             30'x40' w/1/2 ton electric hoist            G     $    325    $    195

NI              1 ABRASIVE SAW       Savage/Campbell 20" Mod. 22 A, 20' table,
                                                     S# 801954                        G     $    900    $    540

NI                  1 PUNCH          Center Engineering Mod. MM61P, w/ 20' roll
                                                conveyor, S# 2927980                  F     $  1,600    $  1,280

NI         1 LOT MISC. EQUIPMENT      Includes the following: 1-18" chop saw,
                                    1-Jet drill press, 3-work tables, l-vise, &
                                                        etc.                          F     $  3,500    $  2,100

NI             1 PIPE THREADER          Ridgid Mod. 535, with tools and dies          G     $  2,000    $  1,200

NI                3 WELDER                    Miller CP-252TS, S# Unk                 G     $  3,635    $  2,180

NI                2 WELDER                    Miller SRH 444, S#'s Unk                G     $  1,080    $    650

NI                 1 WELDER                 Miller CP- 250 TS, S#'s Unk               G     $  1,190    $    710

NI                3 WELDER                     Miller CP-300, S# Unk                  G     $  4,045    $  2,425

NI                 1 WELDER            Miller Mark 111-2 8 pak, S# KE-673042          G     $  5,440    $  3,265

                                                                                                            ME-6

NI              1 DRILL PRESS               Modog Mod. RBM-28B, S# 4925               G     $    900    $    540

NI             4 BRIDGE CRANE        Landel 20 ton double beam, 100', electric
                                                      pendent                         G     $150,000    $ 88,000

NI             10 BRIDGE CRANE        Landel 20 ton double beam, 60', electric
                                                  pendent control                     G     $240,000    $150,000

NI              1 MANIPULATOR         20'x6', trac/torch plasma cutting system        G     $  9,075    $  5,445

NI                I BANDSAW         Wells Saw Mod. F-15, w/20' in feed conveyor       G     $  3,510    $  2,105

NI                 1 WELDER         CXA shape cutter trac/welder on rail tracks
                                                 w/ Miller SRH 444                    F     $  4,950    $  4,200

NI          1 LOT TURNING ROLLS       Includes the following: 1-10000 lb. Weld
                                     Wire power roller, 10-Weld Wire 10000 lb.
                                                       idlers                         G     $ 42,500    $ 25,500

NI               1 MANIPULATOR        Cauyuga 10'x10' manipulator, single head
                                      Lincoln NA-3N wire feed, l-Lincoln Ideal
                                                   Arc AC-1200 &
                                             Lincoln Ideal Arc DC-1000                G     $ 15,000    $  9,000

NI             4 TURNING ROLLS        4 sets Panjiris power turning rolls and
                                                  idlers 5000 lb.                     G     $ 10,800    $  6,480

NI              1 PIPE THREADER      Ridgid Mod. 535, w/ dies, tools and 2 pipe
                                                       vices                          G     $  2,000    $  1,200

NI               I MANIPULATOR      Wire Weld Mod. 141450, 15'x 12' manipulator
                                       w/dual Lincoln NA-4 & NA-3N wire feed
                                        heads, l-Lincoln Ideal Arc DC-1000,
                                             1-Lincoln Ideal Arc AC-1200              G     $ 30,400    $ 18,240

NI                 I GRINDER          Cincinnati 24" surface grinder, Mod Unk         F     $  7,500    $  4,500

NI            1 CUTTING SYSTEM            Kolke Sanso Kogyo Mod. K-25000,
                                       tracer/cutter, w/3 computer controlled
                                              heads and 30' burn table                G     $100,000    $ 90,000

                                                                                                           ME-7

NI           1 CUTTING SYSTEM         CXA shape cutter w/ Gruman Co-Ordinated
                                                  Tracing System,
                                             3 heads and 30' burn table               G     $ 54,000    $ 54,000

NI               1 BRAKE               Pacific, 1971, Mod. K500, 500 ton, 12'
                                               deck, max 5/8" S# 5147                 G     $ 58,000    $ 48,600

NI           1 CUTTING SYSTEM          Custom made cutting torch platform w/
                                             Aronson 10000 lb. turning
                                                   roll and idler                     G     $ 13,600    $  8,160

NI               1 WELDER            Lincoln Ideal Arc DC-600, w/ Lincoln LN-8
                                                   wire feed and
                                          Invincible Flux Recovery System             G     $  4,585    $  2,750

NI               2 WELDER            Miller VIII-2, 8 pak welders, S# HD 689614
                                                      & 1 Unk                         G     $ 10,880    $  6,530

NI               6 WELDER                     Miller SRH 444, S#'s Unk                G     $  3,240    $  1,945

NI               1 WELDER                     Lincoln DC-1000, S# Unk                 G     $  2,050    $  1,260

NI               3 WELDER                    Miller CP-250 TS, S#'s Unk               G     $  3,565    $  2,140

NI               3 WELDER                  Miller Deltaweld 452, S#'s Unk             G     $  4,055    $  2,435



NI               1 WELDER                      Miller CP-300, S# Unk                  G     $  1,350    $    800

NI               1 WELDER                         Memco 302, S#Unk                    G     $    800    $    480

NI                1 WELDER                     Miller SRH 222, S# Unk                 F     $    320    $    190

NI                1 WELDER                  Miller Goldstar 452, S# Unk               G     $  1,295    $    775

NI              1 RADIAL ARM             Carlton 6' arm 19" column, Mod Unk           G     $  9,200    $  5,520

                                                                                                            ME-8
NI                 1 SHEAR            HTC Mod. 500-10A,10' deck, max -1/2" S#
                                                      A1075930                        G     $ 28,080    $ 16,850

NI          1 LOT TURNING ROLLS     To include the following: 1-200 ton Ransome
                                    power turning roll, 2-200 ton Ransome idlers      G     $ 53,000    $ 31,800

NI                1 FORKLIFT         1986 Clark Mod.CCS30MB, 5000 lb. Lift, S#
                                                G138MB-0048-5521-FA                   G     $  6,000    $  3,600

NI         1 LOT MISC. EQUIPMENT        Includes the following: 2- 5 ton jib
                                    cranes, 1-1 ton jib crane, 5-24" fans, jack
                                     stands, steel work tables, G8 old roller &
                                                    idler, etc.                      F/P    $  6,815    $  4,090

NI             2 BRIDGE CRANE        Landel 10 ton, double beam, 75', electric
                                                  pendent control                     G     $ 28,560    $ 17,135

NI              1 BRIDGE CRANE        Landel 5 ton, double beam, 75', electric
                                                  pendent control                     G     $  9,180    $  5,510

NI             4 BRIDGE CRANE        Gaffey 25 ton, double beam, 75', electric
                                                  pendent control                     G     $107,200    $ 64,320

NI              1 PIPE TROLLEY        Shop made 20'x30' electric powered pipe
                                          rail trolley w/ Kone 2 ton hoist            G     $  4,000    $  2,400

NI               I PLATE ROLL            Bertsch Mod. 24, S# Unk, 13/4" max           G     $225,000    $160,000

NI               I PLATE ROLL             Bertsch Mod. 34, S# Unk, 4" max             G     $420,000    $335,000

NI             1 MANIPULATOR          Aronson Mod. S 16VR47CL-SK, 30'x20' sub
                                     arc, w/ dual head Lincoln NA-3N wire feed,
                                        l-Lincoln AC-1200,1 Lincoln DC-1500,
                                                   on track system                    G     $ 50,000    $ 30,000

NI            2 TURNING ROLLS          Wire Weld 12000 lb., 2-power rolls & 2
                                                       idlers                         G     $ 50,000    $  4,865

                                                                                                            ME-9

NI             1 MANIPULATOR         20'x20' manipulator sub arc, Mod. Unk, w/
                                        single head Lincoln NA-3N wire feed,
                                            l-Lincoln Ideal Arc DC-1500               G     $ 44,000    $ 26,400

NI         1 PIPE WELDING SYSTEM    To include the following: Shop made 75'x35'
                                    grated platform w/12 Ransome power rollers,
                                       3 sets Ransome pipe kickers, 1 Ransome
                                        Rerounder, 16 24" rollers, l 9'x35'
                                          manipulator on rails, 3-Lincoln
                                    AC-1200, 3-Lincoln DC-1000, 4-Lincoln NA-3N
                                                   wire feeds, 4
                                    Invincible Flux Recovery System, 4-5 ton CM
                                                   electric hoist                     G     $400,000    $250,000

NI                1 WELDER                     Linde VCR801 CV, S#Unk                 G     $ 11,120    $  6,675

NI                1 WELDER                      Miller CP-300, S#Unk                  G     $  1,350    $    810

NI                5 WELDER                   Miller CP-250 TS, S#'s Unk               G     $  5,940    $  3,535

NI                1 WELDER                    Miller CP-252 TS, S# Unk                G     $  1,215    $    725

NI                1 WELDER                    Miller SIZE 444, S# Unk                 G     $    540    $    325

NI             1CUTTING SYSTEM       ESAB Slicer, 14' pattern cutting system w/
                                       3 computer controlled heads, 50' rail
                                                  track, no table                     G     $115,000    $ 75,000

NI              1 MANIPULATOR         Ransome 12'x12' sub arc, w/ single head
                                         Lincoln NA-3N wire feed, 1-Lincoln
                                    AC-1000,1-Ideal Arc DC-1000 Invincible Flux

                                             Recovery System, S# 628199               G     $ 24,840    $ 14,905

NI         1 PIPE WELDING SYSTEM       Includes the following: 14'x90' grated
                                       platform, w18 power rollers, 1.20'x20'
                                     manipulator, 3-Lincoln NA-3N wire feeds, I
                                                     - Lincoln
                                     AC-1200,1-Lincoln DC-1000, Invincible Flux
                                                  Recovery System,

                                     1-side, rail w/ Lincoln DC-1000,1-Lincoln
                                                  NA-3N wire feed                     G     $145,000    $100,000

                                                                                                           ME-10

NI              1 MANIPULATOR       20'x15' w/ Lincoln DC-1000, Invincible Flux
                                                  recovery System                     G     $ 37,620    $ 22,570

NI              I MANIPULATOR           Mfg. unknown 10'x8' w/ Miller FC 75E          F     $  2,100    $  1,860

NI              1 BRIDGE CRANE        Kone, 10 ton, double beam, 75', electric
                                                  pendent control                     G     $ 14,280    $  8,570

NI             1 BLAST SYSTEM          BCP Auto Blast System Mod. A4-6814, S#
                                              1745, w/ 40' infeed and
                                    exit table, return system, Palatex 60DA air
                                                     compressor                       G     $111,250    $ 66,750

NI         1 LOT MISC. EQUIPMENT        To include the following: 1-16' air
                                           manifold, 2-8' air manifolds,
                                      pipe racks, hangers, jib crane w/ 2 ton
                                                   electric hoist                     G     $  6,000    $  3,600

NI             1 BRIDGE CRANE        Anchor 10 ton, double beam, 35', electric
                                                  pendent control                     G     $  7,020    $  4,215

NI             2 BRIDGE CRANE          3 ton mono beam, 75', electric pendent
                                                      control                         G     $  7,200    $  4,320

NI              I BRIDGE CRANE         5 ton mono beam, 75', electric pendent
                                                      control                         G     $  4,860    $  2,915

NI                2 WELDER           Miller Mark 111-2 8 pak, S# KB-0745401 Unk       G     $ 10,880    $  6,530

NI                1 MANLIFT               Grove MZ66B, S# Unk Scrap Value             P     $  5,000    $  3,000

NI                7 WELDER                    Miller SRH 444, S#'s Unk                G     $  3,780    $  2,270

NI                1 WELDER                    Miller CP-252TS, S# Unk                 G     $  1,215    $    730

NI                2 WELDER                    Miller CP-302, S#'s Unk                 G     $  2,880    $  1,730

NI                2 WELDER                 Miller Deltaweld 452, S#'s Unk             G     $  2,705    $  1,625

                                                                                                           ME-11

NI                2 WELDER                   Miller CP-250 TS, S#'s Unk               G     $  2,375    $  1,425

NI                1 WELDER                     Lincoln DC-400, S#Unk                  G     $  1,350    $    810

NI                1 WELDER                     L-Tec V1-360-1, S# Unk                 G     $    720    $    435

NI            1 PIPE THREADER              Ridgid Mod 535 w/ dies & tools             G     $  2,000    $  1,200

NI               1 BANDSAW             Jet Mod. HBS-1018W, horizontal bandsaw         G     $  2,200    $  1,315

NI                1 CRANE            Manitowac, 1976, 4100W Vicon crawler crane,
                                                140' boom, 30' jib,
                                      high gantry, S# 413052, complete rebuilt
                                                        1998                          G     $890,000    $785,000

NI                1 CRANE            Manitowac, 1982, 4000W Vicon                     G     $340,000

                               crawler crane, 160'boom,                                 $   290,000
                                         S# 40733

NI           1 CRANE           Manitowac, 1970, 4000W Vicon         G     $   925,000   $   800,000
                            crawler crane, 160' boom, 30' jib,
                            S# 40345, complete rebuilt (1999)

NI           1 CRANE         Manitowac, 1969, 4000W, crawler        G     $   275,000   $   195,000
                                crane, 160'boom, S# 40257

NI        1 BRIDGE CRANE     Aceco 10 ton, double beam, 45',        G     $     8,100   $     4,860
                                electric pendent control,

NI       1 AIR COMPRESSOR   Ingersol Rand 5 hp, vertical tank       F     $       500   $       300

NI          1 ROD OVEN           Keef Mod. R-1000, S# Unk           G     $       700   $       420

                                                                                              ME-12

APS         1 FURNACE          1976, Huber Construction Co.         G     $   125,000   $    80,000
                             15'x15'x50' gas fired car bottom
                              stress relieving furnace, 2000
                               degree, w/Brady & Honeywell
                            control center PLC controls, track
                                           load

APS          1 CRANE          1979, Galion Mod. 150-A, 15 ton       F     $    14,800   $     8,880
                                        RT, S# 8097

APS      30 TURNING ROLLS      30 sets of Panjiris & Aronson        F     $   364,500   $   218,700
                               power turning rolls and idlers,
                                   average size 50 ton

APS        1 PLATE ROLL           Bertsch Mod. 34, S# M8742         G     $   430,000   $   340,000

APS         2 BURNERS                Cypress Weld hole              G     $    10,500   $     6,300
                               burners,mounted on shop made
                                   12'x12' manipulator

APS       1 CUTTING SYSTEM      ESAB Avenger #1-12 pattern          G     $   108,000   $    64,800
                              burner, S# 96-V152-4179, w/ 7
                               heads, Vision 2000 controls,
                                   50'x12' water table

APS       2 BRIDGE CRANE     Landel 50 ton, double beam, 70',       G     $    85,000   $    55,000
                                     pendent control

APS       1 BRIDGE CRANE     Landel 10 ton, double beam, 70',       G     $    14,280   $     8,570
                              electric pendent control 1993,
                             AccuShear Mod. 850010,10' deck,
                                    max 1/2", S# 1988

APS          1 SHEAR         1993, AccuShear Mod. 850010, 10'       G     $    19,440   $    11,665
                                 deck, max -1/2" S# 1988

APS       1 MANIPULATOR     Preston Eaton 10'x10', single head      G     $    11,880   $     7,130
                            sub arc w/Miller Control 2 wire
                             feeder, Invincible Flux Recovery
                                 System, Lincoln DC-1000

APS       1 IRON WORKER        Piranha Mod. P90, w/dyes and         G     $    14,040   $     8,425
                                  punches, S# P-90-606

APS       1 MANIPULATOR        1999, Weld Wire Mod. WW1414,         G     $    29,120   $    17,475
                             S#99S3991, 14'x14' w/four head,
                               3 Lincoln NA-4,1-NA-3N wire
                             feed, l-Lincoln AC-1200,1Lincoln
                                         DC-1000
                                                                                              ME-13

APS       4 MANIPULATOR     Ransome Mod 12'x12', single head       G     $   162,000   $    97,200
                             sub arc, Lincoln wire feed NA-
                                4 & NA-3N,1-Lincoln AC-
                                 1200,1-Lincoln DC-1000

APS        1 RADIAL ARM       Cincinnati Bickford 5' arm 17"       G     $     4,860   $     2,915
                                column, w power clamping,
                                        S#5E149

APS       1 MANIPULATOR     Panjiris Mod. 144HD, L-Tec single      G     $     7,000   $     4,200
                              head sub arc, L-Tec PCM 250,
                            Invincible Flux Recovery System

APS        5 ROD OVENS          Phoenix Mod 13 rod ovens           G     $       800   $       480

APS      1 MANIPULATOR      Panjiris Mod. 172, Linde single        G     $     8,000   $     4,800
                               head sub arc, Miller 652,
                            Invincible Flux Recovery System

APS       2 POSITIONER      Preston Easton Mod. PA-30HD-6,         G     $    10,500   $     6,300
                                       2500 lb.

APS       5 POSITIONER       Ransome & Panjiris 1000 lb.           G     $    11,250   $     6,750

APS      2 BRIDGE CRANE    3 ton mono beam, 35', electric          G     $     5,400   $     3,240
                                   pendent control

APS        15 WELDER          Miller CP-250 TS, S#'s Unk           G     $     2,970   $     1,785

APS         1 WELDER       Linde Plasma Arc PCM-100, S# Unk        G     $     8,100   $     4,860

APS        15 WELDER           Miller SRH 444, S#'s Unk            G     $    11,120   $     6,675

APS         1 WELDER           Linde VCR801 CV, S# Unk             G     $       480   $       290

APS         1 WELDER             Linde V1-400, S# Unk              G     $     4,000   $     2,400

                                                                                             ME-14

APS          1 WELDER            L-Tec PCM 250, S# Unk             G     $     4,000   $     2,400

APS          1 WELDER             L-Tec PCM 70, S# Unk             G     $       520   $       325

APS         10 WELDER          Miller Deltaweld 452, S#'s Unk        G     $    13,520   $     8,115

APS          9 WELDER          Miller Deltaweld 450, S#'s Unk        G     $    12,130   $     7,280

APS          8 WELDER          Miller Deltaweld 451, S#'s Unk        G     $    10,815   $     6,490

APS          5 WELDER             Miller CP-300, S#'s Unk            G     $     6,740   $     4,045

APS          1 WELDER              Miller MP-30E, S# Unk             G     $       540   $       325

APS          1 WELDER                Miller 652, S# Unk              G     $     1,890   $     1,135

APS          1 WELDER                Miller 650, S# Unk              G     $     1,620   $       975

APS          1 CRANE        1939 American Bridge straight leg        G     $    64,800   $    38,880
                                Mod. 2509, 100 ton hoist w/
                            20 ton aux. Hoist, Cummings engine,
                                   35' boom, S# 7807-7815

APS         1 FORKLIFT      1998, Case Mod 586E RT, S#               G     $    25,600   $    15,360
                                 JJG0251856

APS      1 AIR COMPRESSOR   Sullair Mod. 900DPQ-CAT, 900             G     $     8,000   $     4,800
                               cfm, S# 004-108695

APS          1 CRANE        1978, Manitowac 4000W Vicon              G     $   235,000   $   200,000
                            crawler crane, 180' boom, 30',jib,
                                          S# 40642

APS         1 FORKLIFT      Clark Mod. C-500-YS80, 8000 lb.          G     $     6,400   $     3,840
                            Lift, gas, two stage mast
                                                                                               ME-15

APS         1 CRANE         1974, Galion Mod. 150-A, 15 ton RT,      G     $    11,600   $     6,960
                                  S# 7789

APS       1 AIR COMPRESSOR  Sullair Mod. 25-150H rotary screw        G     $     8,000   $     4,800
                            compressor, S# 34700FGH,125 PSI

APS       4 BUILDINGS       Mfg. Unknown, portable paint/blasting    F     $     8,925   $     5,335
                            buildings, 40'x50'x20'

APS      1 AIR COMPRESSOR   Sullair Mod. 25-150H rotary screw       G     $     8,000   $     4,800
                            compressor, S# 8861KLF, 125
                                    psi, skid mounted

APS         4 TANKS         Can-San 5 ton sand blasting tanks       G     $    14,400   $     8,640

APS      2 STORAGE UNITS     Mfg. Unknown, 40' steel storage        G     $     3,200   $     1,920
                                        containers

APS      1 AIR COMPRESSOR   Leroi Mod. B50SS, rotary screw, S#      G     $     3,600   $     2,160
                                    4046X106

APS         1 FORKLIFT      Taylor Mod. Y-16, 16000 lb lift, S#     F     $     9,600   $     5,760
                                        3-55-2329

APS      3 PIPE THREADER      Ridgid Mod 535 w/ dies & tools        G     $     6,000   $     3,600

APS      1 PLASMA CUTTER          L-Tec PCM-250, S# Unk             G     $     4,000   $     2,400

APS       1 LOT BEVELERS     To include the following sizes:        G     $     4,770   $     2,860
                               2-12", 2-6" 3-3",1-18",1-24"

APS         1 BANDSAW       Do-All Mod. C-12, horizontal band       G     $     4,960   $     2,075
                                    saw, S# 144-58247
                                                                                              ME-16

APS      1 LOT MISC.        To include the following: Reed          G     $    86,200   $    51,720
          EQUIPMENT         Printice 12"x30" engine lathe, 6-up
                            Kess flux oven, 3-sand hoppers, 1-25
                            ton overhead sand hopper, 1-3 8 "x24"
                            reach in bead blaster, I - Sullair 5
                              hp horizontal tank compressor
APS
         2 AIR COMPRESSOR   Grimmer Schmidt, Mod. E1805X, M1805H    G     $    13,600   $     8,160

APS                         Racine Mod. 657050U, 5000 psi, max 3"   G     $    14,850   $     8,900
          1 PIPE BENDER                    bend

                                         SUBTOTAL                         $ 2,056,320   $ 1,382,920

                                                                                               ME-17

SD          1 Forklift                                               F     $     4,000   $     2,400
               Sold           Hyster, 5000 Lb lift, , Mod. Unk

           1 Boom Truck      Auto Car w/20' oil field bed, gin
SD             Sold          poles 2-20 ton Tulsa winches, yard      F     $      8500   $     5,100
                                          use only
SD          1 Sandpot
               Sold         Mfg. Unknown, 8 ton portable sandpot     G     $     2,800   $     1,680

SD           1 Crane        Galion Mod. 150-P, Series A, 15 ton,     F     $    15,000   $     9,000
               Sold                        S# Unk

SD           5 Welder
               Sold                Esab 352 CV, S#'s Unk             G     $     6,800   $     4,080

SD           4 Welder
               Sold               Miller SRH 444, S#'s Unk           G     $     2,160   $     1,295

SD           3 Welder
               Sold            Miller Goldstar 452, S#'s Unk         G     $     3,890   $     2,335

SD           1 Welder
               Sold                Miller CP-250TS, S#Unk            G     $     2,285   $       710

SD           1 Welder
               Sold                Miller SRH 333, S# Unk            G     $       420   $       250

SD       1 Steam Cleaner      Alkota Mod 3102A, steam/pressure       G     $       960   $       575
               Sold                        washer

          1 Bridge Crane   Gaffey w/10 ton Spacemaster II hoist,
SD             Sold          single beam, 24' electric pendent       G     $    13,500   $     8,100
                                          control

SD         1 Radal Arm        Cincinnati Bickford 6' arm, 19'        G     $     5,615   $     3,370
               Sold                    column, S# Unk

            1 Bandsaw           1979, Wells Saw Mod. F-15-2,
SD             Sold        horizontal bandsaw, S#A120F91, 40' in     G     $     3,510   $     2,110
                                       feed conveyor
                                                                                               ME-18

           1 Lot Misc.       To include the following: 4-Miller
SD          Equipment         S-32-P wire feeders, 4-SA60 wire       G     $     7,040   $     4,225
              Sold

                                        feeders

SD          1 Forklift       1985, Taylor Mod. Y-18-BWD, 18000       G     $    14,000   $     8,400
               Sold               lb.. Lift, S#S-35-10616

                                SUB-TOTAL (SUPERIOR DERRICK)               $    89,380   $    53,630

                                                                                              ME -19

LC           1 Crane         1965, Manitowoc 4000 W, 140' boom,      G     $   190,000   $   160,000
                                      30' jib, S#40010

LC           3 Welder      Miller Mark III-2 8 pak, S#JK 639888,     G     $    20,400   $    12,240
                                    KE 633573, JK 661645

LC         1 Yard Truck     Yard Hustler w/ 36' trailer yard use     F     $     8,000   $     4,800
                                            only

LC         1 Excavator         1994, Hitachi Mod. EX 200LC-3,        G     $    35,200   $    29,920
                                        S#140-79860

LC           1 Truck             International Mod. F 1964,          F     $     3,600   $     2,880
                             VIN#AF195JCA24857-4, yard use only

LC       1 Air Compressor    Quincy Mod. QSI-750 ALA310 rotary       G     $    42,500   $    35,425
                                      screw, S#96600H

LC        3 Bridge Crane     Proserve 20 ton, double beam, 100'      G     $   112,000   $    66,000
                                  electric pendent control

LC           2 Welder           Miller Dimension 452, S#Unk          G     $     4,000   $     2,400

LC           1 Welder              Miller Regency, S#Unk             G     $     1,080   $       650

LC          10 Welder             Miller CP-302, S#'s Unk            G     $    18,000   $    10,800

LC           9 Welder             Miller SRH 444, S#'s Unk           G     $     4,860   $     2,915

LC           2 Welder            Miller DialArc 250, S# Unk          G     $       760   $       455

LC           4 Welder          Miller Goldstar 452, S#'s Unk         G     $     5,185   $     3,110

LC            5 Welder              Miller SRH 333, S#;s Unk           G     $     2,100   $     1,260

                                                                                                 ME-20

LC            3 WELDER              Profax P-300-SG, S#'s Unk          G     $     3,300   $     1,995

LC            1 WELDER          Lincoln Ideal Arc R3R300, S# Unk       G     $       400   $       240

LC            1 WELDER               ESAB SVI-4501, S# Unk             G     $     3,350   $     2,010

LC            1 WELDER               Airco MW 450EC, S# Unk            G     $     1,040   $       625

LC            1 WELDER               Miller SRH 404, S# Unk            G     $       460   $       275

LC            I WELDER      Millermatic Vintage power source/wire      G     $     1,490   $       895
                                         feeder, S# Unk

LC           1 LOT WIRE       To include the following: 10-Miller      G     $     9,200   $     5,520
              FEEDERS         22-A, 1-Miller WC-115A, 1- Linde LN-9

LC           1 TRAILER       32' van trailer used for storage, Mod     P     $       300   $       250
                                              Unk

LC         1 TURNING ROLLS  1-10000 lb power turning roll,             G     $    11,600   $     6,960
                                          2-idlers,

LC                             Ramco Mod. RS90P, horizontal band       G    $       675    $       405
             1 BANDSAW                   saw, S# 119711

LC                            1979,,Dresser/Galion Mod. 150-F, 15      G    $    27,600    $    24,840
              1 CRANE                     ton, S# 8434
LC
             2 WELDER               Miller XMT-304, S#'s Unk           G    $     3,595    $     2,155
LC
          1 PIPE THREADER        Ridgid Mod 535 w/ dies & tools        G    $     2,000    $     1,200
LC
             1 TRACTOR               Ford T-5900, S# X02965            G    $     5,500    $     3,300

                                                                                                 ME-21

LC           1 CRANE         1982, Case Mod. 3330 Drott, S# 6225491    G     $    12,420   $    10,555

LC       1 AIR COMPRESSOR    Ingersoll Rand 175 cfm, S#                F     $     3,600   $     2,160
                                  125-887-V81-957

LC           1 MOWER          Tiger Slope mower, 48" deck, S# Unk      G     $     2,800   $     1,680

LC       1 AIR COMPRESSOR            Sullair 185 cfm, S#Unk            F     $     5,510   $     3,305

                               Proserve 20 ton, double beam, 70',      G     $    54,000   $    32,400
LC        2 BRIDGE CRANE           electric pendent control

LC        1 PIPE CUTTING    Vernon Tool Company dual head pipe         G     $   181,000   $   120,000
              SYSTEM            cutting torch line, Mod MPM
                              20224-6068, computer operated, w/ 80'
                                 pipe conveyor
                            outside, 40' pipe conveyor inside,
                                    16'x16' roll out,

LC        1 LOT BEVELERS       To include the following: 2-24",        G     $    10,000   $     6,000
                                 2-20", 1-9", 3-12", 1-6"

LC         1 LOT CRANES        6 jib cranes w/ 6-Jet 1 ton hoists      G     $     5,185   $     3,110

LC       1 CUTTING SYSTEM        Miller Spectrum 1250 DC Plasma        G     $     3,765   $     2,260
                                  Cutting System, S# KF992947

LC       1 AIR COMPRESSOR         Quincy Mod. QST-50ANA32-SQ,          G     $     8,960   $     5,375
                                   horizontal tank, S# 85923

LC          1 TRAILER                36' gooseneck trailer             F     $     7,000   $     4,200

                                1978, Freightliner 5400, 14 yard       F     $     3,900   $     3,120
LC         1 DUMP TRUCK             dump, Vin# CB113HP146380

LC          1 BACKHOE        1994, Case 580 Super K, S# JJC0179867     G     $    21,200   $    18,500

                                                                                                 ME-22

LC          1 TRAILER       52'x8' office trailer w/central heat       F     $     6,500   $     3,400
                                   and cooling, Make Unk,
                                   Texas tag # 017713

LC          1 BACKHOE           1995, Cat Mod. 416B, S# 8ZKO3246      Unk    $    25,000   $    22,000

LC       1 AIR COMPRESSOR      Sullair, 185 cfm, 125 psi, S#          Unk    $     5,510   $     3,305
                                           E04-115108

LC           3 WELDER          Lincoln 350, diesel engine trailer     Unk    $     3,620   $     2,170
                                             mount

LC           1 WELDER          Lincoln 400, diesel engine trailer     Unk    $     3,895   $     2,335
                                             mount

LC           1 WELDER          Miller 250, diesel engine, trailer     Unk    $     3,100   $     1,860
               mount

                                                                                                 ME-23

RS           1 Truck            2001, Chevrolet Silverado 1500,        G     $    13,060   $     7,835
               Sold                  VIN#2GCEC19V011332642

RS          1 Trailer             Wells Cargo utility trailer,        Unk    $     2,400   $     1,840
               Sold              VIN#1WC200C16Y2039153, 5'x15'

RS    1 Truck      2000, Chevrolet Silverado 1500,
       Sold           VIN#2GCEC19V0Y1400769              Unk   $14,580   $ 8,750

RS   1 Vehicle     1999, Ford Crown Victoria 4D LX,
       Sold             VIN#2FAFP74W7XX101566            Unk   $10,820   $ 6,495

RS    1 Truck        1998, Ford F-150 Super Cab,
                        VIN#1FTZX1769WNA42309             G    $10,540   $ 6,325

RS    1 Truck         1998 Dodge Ram 1500 Swept,
                        VIN#1B7HC16X6WS685610            Unk   $ 7,940   $ 4,765

RS    1 Truck        1998, Dodge Ram 1540 Swept,
                        VIN#1B7HC16X9WS688159            Unk   $ 7,940   $ 4,765

RS    1 Truck    1998, Chevrolet C2500 Extended Cab,
                        VIN#1GCGC29R5WE187232            Unk   $10,000   $ 6,000

RS    1 Truck    1998, Chevrolet C2500 Extended Cab,
                        VIN#1GCGC29R5WE191042
                     1998, Chevrolet Tahoe 4 door,       Unk   $10,000   $ 6,000

RS   1 Vehicle
       Sold              VIN#1GNCS13W4W2178799           Unk   $11,240   $ 6,745

RS   1 Vehicle      1998, Lincoln Navigator 2 WD,
        Sold             VIN#5LMRU27L8WL44127            Unk   $17,840   $10,705

RS   1 Vehicle   1997, Lincoln Towncar 4D Executive,
        Sold            VIN#1LNLM81W7VY605740             G    $11,240   $ 6,745

RS   1 Vehicle        1997, Ford Expedition XLT,
                        VIN#1FMEU17LXVLA15025            Unk   $11,260   $ 6,755

                                                                          ME-24

RS    1 Truck        1997, Ford F-150 Super Cab,
       Sold             VIN#1FTDX1760VNA54180             G    $ 9,340   $ 5,605

RS   1 Vehicle       1996, Chrysler LHS 4D Sedan,
       Sold              VIN#2C3HC560TH300726             G    $ 6,780   $ 4,065

RS   1 Vehicle      1996, Ford Taurus Sedan 4D GL,
       Sold             VIN#1FALP52U7TA180698            Unk   $ 4,440   $ 2,665

RS    1 Truck        1996, Ford F-450 Super Duty,
        Sold             VIN#FDLF47F2TEB65497            Unk   $10,240   $ 6,145

RS    1 Truck    1995, Ford F-150 Super Cab Special,
        Sold            VIN#1FTEX15N3SKA55061            Unk   $ 5,500   $ 3,300

RS   1 Vehicle     1995, Chevrolet Suburban C1500,
        Sold            VIN#1GKEC16K8SJ700653            Unk   $ 9,460   $ 5,675

RS   1 Vehicle        1995, GMC Suburban C1500,
                         VIN1GDEC16K3SJ700339            Unk   $ 9,460   $ 5,675

RS   1 Vehicle     1994, Mercury Sable 4D Sedan GS,
        Sold            VIN#1MELM50U8RA645891            Unk   $ 3,200   $ 1,920

RS    1 Truck        1994, Chevrolet C1500fleet,
        Sold            VIN#1GCDC14ZGRE198292             G    $ 5,260   $ 3,155

RS    1 Truck      1994, Ford F-150 Style Special,
        Sold            VIN#1FTDF15Y7RNB46822             G    $ 4,320   $ 2,595

RS    1 Truck        1994, Chevrolet C1500 Fleet,
        Sold            VIN#1GCDC14Z1RZ226063             G    $ 5,260   $ 3,155

RS    1 Truck           1994, GMC C1500 Fleet,
        Sold            VIN#1GTEC14K2RE503348            Unk   $ 5,260   $ 3,150

RS    1 Truck      1994, Ford F-150 Style Special,
        Sold            VIN#1FTDF15Y3RNB46851            Unk   $ 4,320   $ 2,590

RS    1 Truck        1993, Dodge D150 Sweptline,
        Sold            VIN#1B7HE16Y1PS262583            Unk   $ 4,520   $ 2,710

                                                                          ME-25

RS   1 Vehicle       1993, Ford Crown Victoria 4D
        Sold           LX,VIN#2FACP74W0PX146450           G    $ 3,660   $ 2,195

RS    1 Truck      1993, Ford F-150 Style Special,
        Sold            VIN#2FTDF15Y0PCB06858            Unk   $ 3,600   $ 2,160

RS    1 Truck      1992, Chevrolet C1500 Fleetside,      Unk   $ 4,320   $ 2,595
        Sold            VIN#1GCDC14Z8NZ187384

RS   1 Vehicle      1992, Buick LaSabre 4D Custom,
        Sold            VIN#1G4WP53L2NH511408            Unk   $ 3,500   $ 2,100

RS   1 Vehicle      1992, Ford Taurus 4D Sedan GL,
        Sold            VIN#FACP524U7NA208826             G    $ 2,060   $ 1,235

RS    1 Truck      1991, Chevrolet C1500 Fleetside,
        Sold            VIN# 1GCDC14Z2MZ168246           Unk   $ 2,720   $ 1,630

RS    1 Truck       1991, Nissan Pickup Standard,
        Sold            VIN#1N6SD11S0MC334839            Unk   $ 2,720   $ 1,630

RS    1 Truck      1991, Chevrolet C1500 Fleetside,
        Sold             VIN#1GCDC14ZXM200490            Unk   $ 3,620   $ 2,895

RS    1 Truck         1990, Ford F-350 Crewcab,
        Sold             VIN#2FTJW35H4LCA5811            Unk   $ 4,340   $ 2,605

RS    1 Truck    1990, Chevrolet C2500 Extended Cab,
        Sold            VIN#2GCFC29K0L1173155            Unk   $ 4,600   $ 2,760

RS    1 Truck      1990, Chevrolet C1500 Fleetside,
        Sold            VIN#1GCDC14K7LE157543            Unk   $ 3,440   $ 2,065

RS     1 Truck        1989, Ford F-250 Styleside,
        Sold            VIN#1FTHF25H0KNB50286            Unk   $ 3,180   $ 1,910

RS    1 Truck        1988, Ford F-150 Styleside,
        Sold            VIN#1FTEF15Y0JNA99674            Unk   $ 2,440   $ 1,465

      1 Truck
RS      Sold              1984, Datsun Kingcab,
                          VIN#1W6NDO6S5EC367112          Unk   $ 1,740   $ 1,130

                                                                          ME-26

RS    1 Truck
        Sold     1978, Dodge Pickup, VIN#D14AB8S145458   Unk   $   500   $   250

RS    1 Truck       1976, Chevrolet Pickup, D150,
        Sold              VIN#CCD146A142440              Unk   $   350   $   185

RS     1 Van            1996, Dodge Ram 3500,
        Sold            VIN#2B5WB35Z9TK101627            Unk   $12,000   $ 7,200

RS   1 Trailer      Wells Cargo storage wagon SW8,
        Sold       5' x 15', VIN#1WC200C19VOY1400769     Unk   $ 2,400   $ 1,840

RS    1 Trailer    Custom built, 16' Utility trailer,    Unk
                              VIN#TST510814SPLA                $     1,150    $      690

                          SUB-TOTAL (ROLLING STOCK)            $   288,560    $  174,670

                            ROLLING STOCK NOT SOLD             $    55,880    $   33,530

                                                               $   232,680    $  141,140

                              TOTAL FIXED ASSETS               $12,468,385    $9,400,830

                                                                                 ME-27

                            CERTIFICATE OF APPRAISER

                                 I certify that:

1) to the best of my knowledge the statements of fact contained in this report are true and correct.

2) the reported analyses, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

3) I have no present or prospective interest in the property that is the subject of this report and I have no personal interest or bias with respect to the parties involved.

4) My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

5) My analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

6) Where applicable to the Purpose and Scope of this appraisal, I have personally made an.inspection of the property that is the subject of this report. (See Purpose and Scope)

7) No one provided significant professional assistance to the person signing this report.

      WFA/COLLATERAL REVIEW SERVICES, INC.

WFA/COLLATERAL REVIEW SERVICES, INC.                                     VL - 3

                               APPRAISAL OVERVIEW

The appraisal assignment as evidenced by this report was conducted at the request of the client reflecting the client's choice of purpose and scope, and does not seriously contradict the appraiser's advice unless so stated.

There are three basic types of appraisals relative to property inspection: Full

Inspection, Limited Inspection and No Inspection.

If the specified scope is other than Full Inspection, the client and any reader of this report should understand the limitations and assumptions inherent in the specified scope and that "Limited" or "No" inspection can equate to limited information and added assumptions as to existence, usage and conditions.

Certain information provided to the appraiser by the client or any agent of the client is assumed to be provided in good faith and be free of any known errors.

The listed property, in general, is being utilized for its intended purpose

Which the appraiser assumes to be (within reason) the "highest and best" use as designed, unless specified below. Any property not inspected is valued based on this assumption.

                                 MARKET OVERVIEW

UNIFAB International uses a variety of equipment including construction, manufacturing and fabrication. The market for this type equipment is down 15% - 20% from a high of two years ago.

                                   RESOURCES

      In conducting this appraisal many sources of information were used.
      Including:

            1.    WFA records and files

            2.    The Evaluator books

            3.    The Green Guide

            4.    The Book

            5.    Machinery Trader web site

            6.    Manufacturers and Manufacturers representatives.

WFA/Collateral Review Services, Inc.                                      VL - 4

                    PURPOSE, FUNCTION AND SCOPE OF APPRAISAL

The purpose and function of this appraisal is to provide an estimate of value of subject property as described by the "Exhibits and Fixed Asset Listing"
               enclosed. This appraisal is stated in teirits of:

                            Orderly Liquidation Value
                          FORCED SALE LIQUIDATION VALUE
                                     REMOVED
                             (For lending security)

               and is based on one or more approaches to value as indicated below and described in the "Definitions"
                             section of this report.

                              MARKET/SALES APPROACH
                                  COST APPROACH
         (Income Approach was considered and determined not applicable)

        The scope of this appraisal assignment has been determined by the clients requirements and is subject to limiting conditions and definitions set fourth in this report.
                       This appraisal is classified as a:

                           APPRAISAL - FULL INSPECTION

             Where applicable, property inspection was conducted by
                the appraiser or designated representative under
                          advisement of the appraiser.

                                   Assumptions

1.    All assets listed do exist and are owned by subject firm.

2. There have been no modifications to these assets that would have significant impact on value.

3.    Asset conditions are good.

WFA/Collateral Review Services, Inc.                             VL - 5

                             CONDITIONS OF APPRAISAL

TYPE INSPECTION - The type of inspection performed is determined by the purpose and scope as established between the client and appraiser. The standard method is to inspect all property if reasonable. Options may also include limited inspection or no inspection. (See Definitions - Purpose and Scope of Appraisal

VALUE CONCEPT - The value concept used for this appraisal was chosen by the client and may or may not be the most favorable concept for this particular application. (See Definitions - Value Concept and Purpose and Scope)

APPROACH TO VALUE - Several approaches to value should be employed by the appraiser. Under certain conditions one or more approaches may be omitted if determined to have no practical application to the subject property.

(See Definitions-Approaches to Value and Purpose and Scope)

APPRAISAL FEE - The appraiser signing this report is compensated based on a fee determined to be reasonable for the work performed and is not contingent on the value outcome. Further, the appraiser has no other financial interest in the property being appraised.

CONDITION OF PROPERTY - The condition of the subject property/assets has been assumed to be adequate relative to original design considering age and normal use unless otherwise noted. This typically applies to Limited Appraisals where individual asset conditions are not considered.

(See Definitions-Conditions)

OWNERSHIP - All property/assets listed in this report are assumed to be free and clear of any liens or encumbrances and ownership thru valid purchase, title, or other means has not been determined and can not be assumed to have been determined by inclusion in this report.

APPRAISER RIGHTS - The appraiser has the right to recall all copies of this report to correct any omission or error. Any omission or error is unintentional and should be brought to the appraiser's attention for correction. Further, under no circumstances shall the appraiser's liability exceed the actual fee charged for the appraisal. The conclusions of value stated in this report are the opinion of the appraiser based on certain facts and information. Therefore the appraiser warrants only that the value conclusion is an estimate based on his/her interpretation of this information and limiting conditions as set forth in this report.

WFA/Collateral Review Services, Inc.                                     VL - 6

                              TERMS AND DEFINITIONS

FAIR MARKET VALUE (FMV) - "The value expressed in cash or cash equivalent which a willing buyer would he justified in paying and a willing seller would be warranted in accepting if each is: 1) well informed or well advised; 2) motivated by reactions of typical users; 3) free from undue stimulus; 4) financially capable of ownership and/or use; 5) allowed a reasonable length of time in which to test the market."

For all assets appraised, it also represents the amount a reputable and qualified appraiser, unaffected by personal interest, bias or prejudice, would recommend to a prospective purchaser as a proper price or cost in light of prevailing conditions.

This definition IMPLIES Removed Value, where removed means all items listed in the itemized report are assumed to be sold on a "piecemeal basis as is and where is" with the buyer being responsible for removal at their own expense.

ORDERLY LIQUIDATION VALUE (OLV) - "The estimated amount in cash or cash equivalent which could be realized over a period of 90 to 120 days at a sale conducted in an orderly and controlled manner by an objective party using limited marketing efforts as dictated by the time requirements and held under economic conditions equivalent to those in place as of the date of this report.

This definition IMPLIES Removed Value, where removed means all items listed in the itemized report are assumed to be sold on a "piecemeal basis as is and where is" with the buyer being responsible for removal at their own expense.

FORCED SALE LIQUIDATION VALUE (FSLV) - "The estimated amount in cash or cash equivalent which could be realized at a controlled, professionally marketed and conducted public auction or sale using immediate and contiguous disposition held under economic conditions equivalent to those in place as of the date of this report.

This definition IMPLIES Removed Value, where removed means all items listed in the itemized report are assumed to be sold on a "piecemeal basis as is and where is" with the buyer being responsible for removal at their own expense.

No consideration is given to the effect of the sale/removal of items on the value of other items the sale since the order of sale is not under control of the appraiser and buyer motivation m change based on the order of sale.

WFA/Collateral Review Services, Inc.                                      VL - 7

FAIR MARKET VALUE - IN PLACE (FMV-IP)- "The value expressed in cash or cash equivalent which a willing buyer would be justified in paying and a willing seller would be warranted in accepting if each is: 1) well informed or well advised; 2) motivated by reactions of typical users; 3) free from undue stimulus; 4) financially capable of ownership and/or use; 5) allowed a reasonable length of time in which to test the market."

Value consideration is given to the property IN PLACE for the purpose of continued use. This includes added value for transportation, installation, set-up, permitting, etc. In-Place value assumes ownership of or legal right to use of any facility in which subject property resides and that the subject property will be utilized to its highest and best use.

No consideration is given to the effect of the sale/removal of individual items on the value of other items in the sale since it is assumed all assets are sold as a group.

ORDERLY LIQUIDATION VALUE - IN PLACE (OLV-IP)- "The estimated amount in cash or cash equivalent which could be realized over a period of 90 to 120 days at a sale conducted in an orderly and controlled manner by an objective party using limited marketing efforts as dictated by the time requirements and held under economic conditions equivalent to those in place as of the date of this report.

Value consideration is given to the property IN PLACE for the purpose of continued use. This includes added value for transportation, installation, set-up, permitting, etc. In-Place value assumes ownership of or legal right to use of any facility in which subject property resides and that the subject property will be utilized to its highest and best use.

No consideration is given to the effect of the sale/removal of individual items on the value of other items in the sale since it is assumed all assets are sold as a group.

FORCED SALE LIQUIDATION VALUE - IN PLACE (FSLV-IP) - "The estimated amount in cash or cash equivalent which could be realized at a controlled, professionally marketed and conducted public auction or sale using immediate and contiguous disposition held under economic conditions equivalent to those in place as of the date of this report.

Value consideration is given to the property IN PLACE for the purpose of continued use. This includes added value for transportation, installation, set-up, permitting, etc. In-Place value assumes ownership of or legal right to use of any facility in which subject property resides and that the subject property will be utilized to its highest and best use.

No consideration is given to the effect of the sale/removal of individual items on the value of other items in the sale since it is assumed all assets are sold as a group.

WFA/Collateral Review Services, Inc.                                     VL - 8

REPLACEMENT COST (RPLC) - An amount expressed in cash or cash equivalent which one would pay to obtain, transport and install the same item or closest matching in performance, to the item being appraised. This value may be greater than original cost depending on inflation, availability, location, etc.

REPRODUCTION COST (RRDC) - An amount expressed in cash or cash equivalent which one would expect to pay to transport and install a newly constructed replica (including all design and engineering costs) of the subject asset.

COST APPROACH - An estimate of value based on replacement cost less depreciation. Depreciation may be physical deterioration due to age and use; decreased functionality due to technology, changes in product standards, etc.; or economic factors such as management decisions, depressed market conditions for the product(s) produced by the item or government regulations. This approach is best used as a support for other approaches.

MARKET/SALES COMPARISON APPROACH - Value based on comparison with similar items sold or listed for sale in the common market for this type of item. Comparison is made on "like levels" such as unconditional sale to fair market or auction sale to forced liquidation value, etc. Other factors may or may not be applied, such as comparable age, condition, location, etc. Comparisons are made on a "closest like kind" basis where exact comparisons are not available.

INCOME APPROACH - This approach to value is NOT often used for individual items of machinery and equipment but can provide a guide' and is useful in conjunction with other approaches. The income approach supports an estimate of value based on analysis of future earnings and remaining life of subject property.

FULL INSPECTION - A full inspection indicates all items listed have been inspected. While most items are considered to be inspected individually, some "Lots" may be inspected as such and not by individual piece due to their size, quantity and relative weight to the overall appraisal.

LIMITED INSPECTION - Specific items are selected for inspection and considered representative of all items in terms of condition, care and accuracy to records provided. This is most common with rental assets that may be difficult to inspect due to location. Items not inspected are reflected as "UKN" condition.

WFA/Collateral Review Services, Inc.                                     VL - 9

NO INSPECTION - In some cases an appraisal of property may be conducted based on information provided to the appraiser by the client without physical inspection. Assumptions are often made by the appraiser in conducting such an appraisal.

ENVIRONMENTAL IMPACT - The appraiser makes no environmental impact studies relative to subject property and does not imply any compliance or lack of compliance to environmental laws by the values assigned in this report. While a value may reflect the effects of compliance, the appraiser is not responsible to monitor, report or in any way control compliance to environmental issues.

                                 VALUE ANALYSIS

The values stated in this report are based on the stated approaches to value and reference material as listed below. Every item listed may not have applicable information within all the stated approaches and therefore may be limited to only one approach. The listed references were used as an aid in determining the value characteristics and contribute to the conclusion of value(s).

1. WFA records and files relating to value. These may be prior projects/research reflecting values, costs, trends, formulas, etc.

WFA/Collateral Review Services, Inc.                                    VL - 10

                                 CONDITION CODES

These condition codes apply to Full and Limited Inspections only and are used to describe the apparent condition of an item or items at the time of inspection. WFA/COLLATERAL REVIEW SERVICES, INC. cannot assume responsibility for any latent defects not discernible upon inspection. Equipment not functional in the ordinary course of business will be so stated in this report.

      VG - Very good, excellent condition with no requirement for repairs and usually considered above average; would be longer than average before any required maintenance.

      G Good condition, usually considered average to that which would be expected for an item of like age and utility; would require standard continued maintenance.

      F Fair condition, generally considered below average but operable; could use repairs or improvement; questionable continued or extended use.

      P Poor condition, may or may not work and in all likelihood requires maintenance for even the most limited use; needs immediate attention.

      S Salvage condition, considered as such where function is completely diminished and the property is considered usable for parts only.

      X - The property has no function and is not adequate for salvage. Value relates to material content only.

      UKN- Unknown at the time of application. This is used where a determination could not be made for various reasons. This could mean the item was not totally accessible or conditions made proper inspection difficult.

WFA/Collateral Review Services, Inc.                                    VL - 11

                         QUALIFICATIONS GRADY A. JOINER

                                  THE WFA GROUP
                      WFA/COLLATERAL REVIEW SERVICES, INC.

                        EXPERIENCE & BUSINESS BACKGROUND

                            Executive Vice President
                                  The WFA Group
                      WFA/Collateral Review Services, Inc.
                               Appraisal Services
                                 1984 - Current

                         Receivables / Inventory Reviews
                             Appraisals / Valuations

                           Manager of Data Processing
                             Texas Instruments, Inc.
                                Exploration Group
                   Southeastern U.S. / Latin American Division
                                   1978 - 1985

                                   MEMBERSHIPS

                         American Society of Appraisers

                            NACM of South Texas, Inc.

                            Texas Bankers Association

WFA/Collateral Review Services, Inc.                                     VL - 12

                                    EDUCATION

                             Finance and Accounting
                          Executive Development Program
                Jesse H. Jones Graduate School of Administration
                                 Rice University

                       APPRAISAL AND RESEARCH ASSIGNMENTS

                                  Machine Tools
                              Fabrication Equipment
                              Industrial Equipment
                     Food Processing / Restaurant Equipment
                              Trucking / Automotive
                               Packaging Equipment
                              Farming / Greenhouse
                               Printing Equipment
                                   Electronics
                         Office Equipment / Furnishings
                           Medical / Dental Equipment
                        Commercial Audio/Video Equipment
                          Heavy Construction Equipment
                        Laundry & Dry-Cleaning Equipment
                          Mining and Railroad Equipment
                     Aircraft and Aircraft Support Equipment
                              Special Use Equipment
                           Various Product Inventories

         REFERENCES AND /OR SPECIFIC ASSIGNMENTS FURNISHED UPON REQUEST.

WFA/Collateral Review Services, Inc.                                    VL - 13

                              [PHOTOGRAPHS OMITTED]